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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
-----------     ------------                                    -----------

8(b)            Form of Addendum to Custody Agreement           99.B8(b)

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                         ADDENDUM TO CUSTODY AGREEMENT
                         -----------------------------


          The Custody Agreement, made the 17th day of December, 1990, (and subsequently amended heretofore), between PIMCO Funds: Multi-Manager Series, formerly PIMCO Funds: Equity Advisors Series (the "Trust"), a Massachusetts business trust having its principal place of business at 840 Newport Center Drive, Suite 360 Newport Beach, CA 92660, PIMCO Advisors L.P., a limited partnership having its principal place of business at 800 Newport Center Drive, Newport Beach, California 92660 ("PALP"), and Investors Fiduciary Trust Company ("IFTC"), a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is made this __________ day of __________, 199_.

                                 WITNESSETH:

          WHEREAS, pursuant to the Agreement, the Trust has appointed IFTC as Custodian and IFTC has accepted such appointment; and

          WHEREAS, the Trust currently consists of multiple separate series, including those series designated as the NFJ Equity Income Fund, NFJ Diversified Low P/E Fund, NFJ Small Cap Value Fund, Cadence Capital Appreciation Fund, Cadence Mid Cap Growth Fund, Cadence Small Cap Growth Fund, Cadence Micro Cap Growth Fund, Columbus Circle Investors Core Equity Fund, Columbus Circle Investors Mid Cap Equity Fund, Parametric Enhanced Equity Fund, Parametric Structured Emerging Markets Fund, Blairlogie Emerging Markets Fund, Blairlogie International Active Fund, and Balanced Fund (each a "Fund"); and

          WHEREAS, the Trust intends to redesignate NFJ Equity Income Fund, NFJ Diversified Low P/E Fund, NFJ Small Cap Value Fund, Cadence Capital Appreciation Fund, Cadence Mid Cap Growth Fund, Cadence Small Cap Growth Fund, Cadence Micro Cap Growth Fund, Columbus Circle Investors Core Equity Fund, Columbus Circle Investors Mid Cap Equity Fund, Parametric Enhanced Equity Fund, Parametric Structured Emerging Markets Fund, Blairlogie Emerging Markets Fund, Blairlogie International Active Fund, and Balanced Fund as, respectively, PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small Cap Value Fund, PIMCO Capital Appreciation Fund, PIMCO Mid Cap Growth Fund, PIMCO Small Cap Growth Fund, PIMCO Micro Cap Growth Fund, PIMCO Core Equity Fund, PIMCO Mid Cap Equity Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Emerging Markets Fund, PIMCO International Developed Fund, and PIMCO Balanced Fund (the "Redesignated Funds"); and
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          WHEREAS, the Trust intends to establish eight additional series to be designated as the PIMCO International Fund, PIMCO Renaissance Fund, PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, and PIMCO Precious Metals Fund (the "New Funds"); and

          WHEREAS, the Trust desires to appoint IFTC as Custodian for the Redesignated Funds and the New Funds on the terms set forth in the Agreement and in this Addendum to the Agreement; and

          WHEREAS, IFTC is willing to accept such appointment;

          NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          1. In addition to its responsibilities as specified in the Agreement, the Trust hereby constitutes and appoints IFTC as custodian with respect to the Redesignated Funds and the New Funds, which, in addition to all other Funds previously established by the Trust, shall each be deemed as a Fund under the Agreement as provided in the Agreement subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in paragraph seven (7) ("Compensation") of the Agreement and in the Fee Schedule ("Exhibit B") attached thereto.


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          IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                                        PIMCO FUNDS:  MULTI-MANAGER SERIES



Attest:                                 By:
         ----------------------              ------------------------------
         Name:                               Name:
         Title:                              Title:


                                        PIMCO ADVISORS L.P.



Attest:                                 By:
         ----------------------              ------------------------------
         Name:                               Name:
         Title:                              Title:


                                        INVESTORS FIDUCIARY TRUST COMPANY



Attest:                                 By:
         ----------------------              ------------------------------
         Name:                               Name:
         Title:                              Title:



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